                                                                   EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

CII Financial, Inc.
Pleasanton, California

  We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting a part of this Amendment No. 3 to the Registration Statement of our reports dated February 17, 1995, relating to the Consolidated Financial Statements and Schedules of CII Financial, Inc. appearing in the Company's 1994 Annual Report on Form 10-K as amended by its Form 10-K/A for the year ended December 31, 1994. We also consent to the use in the Joint Proxy Statement/Prospectus constituting a part of this Amendment No. 3 to the Registration Statement of our reports dated February 17, 1995, except for Note 16 which is as of June 13, 1995, relating to the Restated Consolidated Financial Statements and Schedules of CII Financial, Inc. which are contained in the Joint Proxy Statement/Prospectus.

  We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          BDO Seidman, LLP

Los Angeles, California

September 12, 1995